                                                                    Exhibit (23)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated January 17, 1995, included and incorporated by reference in this Annual Report on Form 10-K of NBD Bancorp, Inc. for the year ended December 31, 1994, in the following Registration Statements:

                REGISTRATION
FORM            STATEMENT NO.                   DESCRIPTION
S-8             33-21036                        NBD Bancorp, Inc. Performance
                                                Incentive Plan

S-8             33-17494                        NBD Bancorp, Inc. Employees'
                (Post-Effective                 Savings and Investment Plan
                Amendment No. 1)                (Investment Plus)

S-8             33-48773                        FNW Stock Incentive Plan

S-8             33-46906                        NBD Indiana, Inc. Employee
                (Post-Effective                 Stock Option Plan
                Amendment No. 1
                to Form S-4)

S-8             33-50300                        NBD Indiana, Inc. Incentive
                (Post-Effective                 Stock Option Plan
                Amendment No. 1
                to Form S-4)

S-8             33-53928                        NBD Indiana, Inc. 1990 Stock
                                                Incentive Plan

S-3             33-60788                        NBD Bancorp, Inc. 7 1/2% Preferred
                                                Purchase Units Due 2023


/s/ Deloitte & Touche  LLP
Deloitte & Touche LLP
Detroit, Michigan
March 16, 1995